UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011

NORTHERN ILLINOIS GAS COMPANY (doing business as NICOR GAS COMPANY)
(Exact name of registrant as specified in its charter)

Illinois	1-7296	36-2863847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1844 Ferry Road Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 983-8888
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 9, 2011, Nicor Inc. (“Parent” or “Nicor”), an Illinois corporation and then-current parent company of Northern Illinois Gas Company, d/b/a Nicor Gas Company, an Illinois corporation (the “Company”), completed its previously announced merger with Apollo Acquisition Corp. (“Merger Sub”), an Illinois corporation and a wholly owned subsidiary of AGL Resources Inc., a Georgia corporation (“AGL”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 6, 2010, as amended (the “Merger Agreement”), by and among Parent, AGL, Merger Sub and Ottawa Acquisition LLC, an Illinois limited liability company and a wholly owned subsidiary of AGL (“Merger LLC”).  Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Parent (the “Merger”), with Parent as the surviving corporation in the Merger (the “Surviving Corporation”), which was immediately followed after the effective time of the Merger (the “Effective Time”) by the merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger,” and together with the Merger, the “Transaction”), with Merger LLC as the surviving entity in the Subsequent Merger.  As a result of the Transaction, the Company is now a direct wholly owned subsidiary of Merger LLC, which is a direct wholly owned subsidiary of AGL. The following events took place in connection with the consummation of the Transaction.

Item 1.01.                  Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.03.                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2011, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders, and the several banks and other financial institutions or entities from time to time parties thereto.

Pursuant to the Credit Agreement, the Company may borrow up to $700 million from time to time on a revolving basis, which, subject to certain restrictions, can be used to (i) repay indebtedness under the 3 Year Credit Agreement dated as of April 23, 2010, as amended, among the Borrower, Nicor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent, and the 364-Day Credit Agreement dated as of April 19, 2011, as amended, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent; (ii) support the issuance of commercial paper by the Company; (iii) fund permitted acquisitions and capital expenditures of the Company and its subsidiaries; and (iv) provide for ongoing working capital needs and general corporate purposes of the Company and its subsidiaries.  The Credit Agreement includes a $75 million sub-facility for swingline loans, and has an “accordion” provision whereby the Company can request that the total amount it can borrow be increased to up to $900 million (subject to the acceptance by existing or new lenders of additional commitments).  The Credit Agreement matures on December 15, 2016 (subject to adjustment pursuant to the Credit

 Agreement).

At the Company’s option, interest on borrowings under the Credit Agreement will be based on either the alternate base rate or the London Inter-Bank Offered Rate (LIBOR) plus, in either case, an applicable interest margin.  The alternate base rate is the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus ½ of 1%, (ii) the prime commercial lending rate of Sun Trust, or (iii) the one-month LIBOR plus 1%.  The applicable interest margin varies from time to time based on the Company’s then-current credit ratings for the long-term, non-credit enhanced senior unsecured debt securities of the Company (or if there is no such rating, the Company's issuer rating and/or corporate family rating, as the case may be).

As of the closing, and based upon the Company’s current credit ratings, base rate borrowings, based on the prime rate, would bear interest, excluding any facility fee, at approximately 3.25% per annum.  One-month LIBOR-based borrowings would bear interest, excluding any facility fee, at approximately 1.28%.

Under the Credit Agreement, the Company must have on a consolidated basis, a total debt to total capitalization ratio of no greater than 0.70:1.00, as of the end of any fiscal month.  The Credit Agreement also contains certain other covenants that, among other things, restrict liens and encumbrances, mergers and consolidations, asset dispositions, dividends, and other restricted payments, loans, and investments, and other matters customarily restricted in such agreements.  In addition, the Credit Agreement contains customary representations, affirmative covenants, and events of default for facilities of this type.  Upon an uncured event of default under the Credit Agreement, all amounts owing under the Credit Agreement, if any, depending on the nature of such event of default will automatically, or may upon notice by the Administrative Agent or the requisite lenders thereunder, become immediately due and payable and the lenders may terminate their commitments.

The Company has had prior business relationships with most of the agents and lenders or their affiliates that are parties to the Credit Agreement, for which the Company has paid customary fees and expenses.  The Company and its affiliates have also entered into hedging arrangements with certain lenders.  Affiliates of certain of the lenders under the Credit Agreement have acted as underwriters for issuances of securities of the Company and affiliates of AGL.

The foregoing summary of the material terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 4.01.                  Changes in Registrant’s Certifying Accountant.

On October 31, 2011 and in connection with the Transaction, the Audit Committee of AGL’s board of directors (the “Audit Committee”) decided to authorize Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants and to engage PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent public accountants, effective as of the effective time of the Subsequent Merger.  The Audit Committee made the determination to engage PricewaterhouseCoopers to serve as the Company’s independent public accountants as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock

Exchange, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

The reports of Deloitte on the consolidated financial statements of the Company for the fiscal years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2010 and through the date of this Form 8-K, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures.  A copy of Deloitte’s letter, dated December 15, 2011, stating its agreement with such statements is attached hereto as Exhibit 16.1.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2010 and through the date of this Form 8-K, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01.                  Changes in Control of Registrant.

Immediately prior to the Effective Time, the Company was a direct wholly owned subsidiary of Nicor.  As a result of the Transaction, a change of control of the Company occurred and the Company became a direct wholly owned subsidiary of Merger LLC and an indirect wholly owned subsidiary of AGL.

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 9, 2011 and in connection with the closing of the Transaction, Article IV, Section 1 of the Company’s Amended and Restated By-Laws was amended and restated to read as follows:

“SECTION 1.  The Board of Directors may appoint an Executive Committee.  If an Executive Committee is created, the chairman of the Committee shall be the Chairman of the Company or another Director elected or designated by the Board of Directors. If an Executive Committee is created, the Board of Directors shall, at its first meeting after the annual meeting of the stockholders in each year, by resolution adopted by a majority of the number of Directors then in office designate the chairman and the regular members of the Committee and the remaining

Directors who shall constitute alternates to serve temporarily, and as far as practicable in rotation, as members of the Committee in place of any of the regular members who, at any time, may be unable to serve. The Chairman of the Company or the Directors calling a meeting of the Committee shall call upon alternates to serve as herein provided. When any alternate serves, the minutes of the meeting shall record the name of the regular member in whose place he or she serves. Each Director designated as a regular member of the Executive Committee shall serve as such for one year or until his or her successor shall have been designated. If an Executive Committee is created, such Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors in the management of the Company, except as limited by Section 3 of this Article IV. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall keep minutes of the proceedings at its meetings and such minutes shall be distributed to the Directors at or before the next meeting of the Board thereafter.”

A copy of the revised Amended and Restated By-Laws of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.                  Other Events.

On December 9, 2011, AGL issued a press release announcing the completion of the Transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Nicor Gas Company, as amended on December 9, 2011.

10.1
Credit Facility, dated as of December 15, 2011 among Northern Illinois Gas Company, an Illinois corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement, as lenders, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.

99.1	Press Release of AGL Resources Inc., dated December 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN ILLINOIS GAS COMPANY
(Registrant)
Date: December 15, 2011	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Nicor Gas Company, as amended on December 9, 2011.

10.1
Credit Facility, dated as of December 15, 2011 among Northern Illinois Gas Company, an Illinois corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement, as lenders, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.

99.1	Press Release of AGL Resources Inc., dated December 9, 2011.